December 31, 2018

Activa Clinics

6610 Turner Valley Road, Suite 200

Mississauga, Ontario L5N 2PI

Attn: Neil Dhalla, CEO

Via email

RE: Amend the Termination Date of the Binding Letter of Intent, dated November 23, 2018, between Novo Integrated Sciences, Inc., Novo Healthnet Limited and Activa Clinics

Dear Mr. Dhalla:

Novo Integrated Sciences, Inc., a Nevada corporation (“NVOS”), Novo Healthnet Limited, an Ontario corporation and Activa Clinics, an Ontario corporation (“AC”), are parties to the Letter of Intent, dated 11-23-18, as attached hereto as Exhibit A (the “LOI”).

The purpose of this letter is to amend the LOI to extend the termination date therein. As we have discussed, the “Termination Date” for all purposes under the LOI is hereby amended to be February 28, 2019. The LOI, as amended herein, shall remain in full force and effect.

We continue to look forward to working with you to complete the transaction successfully and expeditiously. If the foregoing correctly sets forth your understanding, please execute a copy of this Letter in the space set forth below and return to me.

Very truly yours,

By:	/s/ Robert Mattacchione
Robert Mattacchione
CEO, Novo Integrated Sciences, Inc.
Chairman, Novo Healthnet Limited

ACKNOWLEDGED AND AGREED to on January 7, 2018:

By:	/s/ Neil Dhalla
Neil Dhalla
CEO, Activa Clinics

11120 NE 2nd Street, Suite 200 Bellevue, WA 98004 USA

Phone: (206) 617-9797

www.novointegrated.com

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Letter of Intent

(Attached)